Exhibit T3A.117

OFFICE OF THE SECRETARY OF STATE

JESSE WHITE ● Secretary of State

NOVEMBER 04, 2005	0167197-9

ILLINOIS CORPORATION SERVICE C

801 ADLAI STEVENSON DRIVE

SPRINGFIELD, IL 62703-4261

RE EASTLAND HOLDING I, LLC

DEAR SIR OR MADAM:

IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD THE ARTICLES OF ORGANIZATION THAT CREATED YOUR LIMITED LIABILITY COMPANY. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

THE LIMITED LIABILITY COMPANY MUST FILE AN ANNUAL REPORT PRIOR TO THE FIRST DAY OF ITS ANNIVERSARY MONTH NEXT YEAR. A PRE-PRINTED ANNUAL REPORT FORM WILL BE SENT TO THE REGISTERED AGENT AT THE ADDRESS SHOWN ON THE RECORDS OF THIS OFFICE APPROXIMATELY 60 DAYS PRIOR TO ITS ANNIVERSARY MONTH.

DUE TO STATUTORY CHANGES IN THE LIMITED LIABILITY COMPANY ACT, CERTIFICATES OF ORGANIZATION WILL NO LONGER BE ISSUED WITH THE ARTICLES OF ORGANIZATION.

SINCERELY YOURS,

/s/ JESSE WHITE

JESSE WHITE

SECRETARY OF STATE

DEPARTMENT OF BUSINESS SERVICES

LIMITED LIABILITY COMPANY DIVISION

TELEPHONE (217)524-8008

JW:LLC

Springfield, Illinois 62756

Form LLC-5.5 June 2005	Illinois Limited Liability Company Act Articles of Organization	FILE# 0167-197-9
Secretary of State Jesse White Department of Business Services Limited Liability Division Room 351 Hewlett Building 501 S. Second St. Springfield, IL 62756 www.cyberdriveillinois.com	Must be typewritten This space for use by Secretary of State. Filing Fee: $500 Approved: jd	This space for use by Secretary of State. FILED NOV 04 2005 JESSE WHITE SECRETARY OF STATE
Payment must be made by certified check, cashier’s check, Illinois attorney’s C.P.A.’s check or money order payable to Secretary of State.

1.	Limited Liability Company Name: Eastland Holding I, LLC
The LLC name must contain the words Limited Liability Company, LLC. or LLC and cannot contain the terms Corporation, Corp., Incorporated, Inc, Ltd., Co., Limited Partnership or LP.

2.	Address of principal place of business where the records of the company are to be kept: (P.O. Box alone or c/o are unacceptable.) 8900 State Line Road, Suite 333
Leawood, Kansas 66206

3.	Articles of Organization effective on: (check one)
☒ the filing date
Month, Day, Year

☐ a later date (but not more than 60 days subsequent to the filling date):
Month, Day, Year

4.	Registered Agent’s Name and Registered Office Address:

Registered Agent:	Illinois Corporation Service Company
	First Name	Middle Initial	Last Name

Registered Office:	801 Adlai Stevenson Drive

(P.O. Box alone or c/o unacceptable.)	Number	Street	Suite #
	Springfield, IL	62703 Sangamon

City	ZIP Code	County

5.	Purpose of purposes for which the Limited Liability Company is organized: (If more space is needed, attach additional 8 1/2” × 11” sheets.)

“The transaction of any of all lawful business for which Limited Liability Companies may be organized under this Act.”

To engage in activities relating to the acquisition, development, construction, ownership, operation and sale of commercial real estate and the conduct of any other business in connection therewith.

6.	Latest date, if any, upon which the company is to dissolve: December 31, 2055
	(Leave blank if duration is perpetual.)	Month, Day, Year

Printed by authority of the State of Illinois July 2005–5M-LLC-4.9

0167-197-9

11/04/05

LLC-5.5

OPTIONAL:

7.	Other agreed upon events of dissolution and/or provisions for the regulation of the internal affairs of the Company.

(If more space is needed, attach additional 8 1/2” x 11” sheets.)

8.	The Limited Liability Company: (Check one of a or b below.)

a. ☒ is managed by the manager(s) (List names and business addresses.)

See attachment

b. ☐ has management vested in the member(s) (List names and addresses.)

9.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Organization are to the best of my knowledge and belief, true, correct and complete.

Dated November 1 , 2005
Month Day Year

1.	/s/ Jack Fingersh	1.	8900 State Line Road, Suite 333
	Signature		Number Street

	Jack Fingersh Organizer		Leawood
	Name and Title (type or print)		City/Town

Kansas 66206
	Name if a corporation or other entity		State ZIP Code

2.		2.
	Signature		Number Street

	Name and Title (type or print)		City/Town

	Name if a corporation or other entity		State ZIP Code

3.		3.
	Signature		Number Street

	Name and Title (type or print)		City/Town

	Name if a corporation or other entity		State ZIP Code

Signatures must be in Ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.

Printed by authority of the State of Illinois, July 2005-5M - LLC-4.9

LLC – 5.5	0167-197-9
Article 8a	11/04/05

Attachment to

Articles of Organization

Of

Eastland Holding I, LLC

8.	The Limited Liability Company:

☒ is managed by the manager(s) (List names and business addresses.)

Paul Copaken	8900 State Line Road, Suite 333
Leawood, Kansas 66206

Irwin Blitt	8900 State Line Road, Suite 333
Leawood, Kansas 66206

Jack Fingersh	8900 State Line Road, Suite 333
Leawood, Kansas 66206